Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the registration statements of Leucadia National Corporation on (i) Form S-8 (File No. 2-84303),
(ii) Form S-8 and S-3 (File No. 33-6054), (iii) Form S-8 and S-3 (File No. 33-26434), (iv) Form S-8 and S-3 (File No. 33-30277), (v) Form S-8 (File No.
33-61682) and (vi) Form S-8 (File No. 33-61718) of our report dated March 15, 2000, on our audits of the consolidated financial statements and financial statement schedules of Leucadia National Corporation and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP

New York, NY
December 8, 2000

















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